UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

METROLOGIC INSTRUMENTS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing relates to the proposed merger pursuant to the terms of that certain Agreement and Plan of Merger, dated as of September 12, 2006, by and between Meteor Holding Corporation, Meteor Merger Corporation and Metrologic Instruments, Inc. (the “Company”).

On December 14, 2006, the Company filed a Current Report on Form 8-K.  The text of Item 8.01 of the Form 8-K is as follows:

On December 8, 2006, an action, titled Gerber v. Knowles, et. al. was filed in the United States District Court for the District of Delaware against Metrologic Instruments, Inc. (the “Company”), all of the members of the Company’s Board of Directors, Francisco Partners, II, LP, FP-Metrologic, LLC, Meteor Holding Corporation, Meteor Merger Corporation, Elliott Associates, LP, and Elliott International, LP.

The Gerber complaint alleges that the defendants violated Rule 14a-9 of the Securities Exchange Act by omitting material facts in the preliminary proxy statement filed on October 5, 2006 as supplemented by the definitive proxy statement filed on November 29, 2006 and further alleges that certain of the defendants breached their fiduciary duties in entering into the merger and that other defendants aided and abetted the alleged breaches.  Other than the claim for violation of Rule 14a-9, the complaint contains similar allegations to those in the complaints filed against the Company and certain other defendants in the Superior Court of New Jersey described in the Company’s Current Reports on Form 8-K filed on September 21, 2006, September 29, 2006 and November 8, 2006.  The Gerber complaint seeks class certification and certain forms of equitable relief, including enjoining the consummation of the merger, or damages.

The plaintiff also filed a motion for a temporary restraining order, requesting the court to prohibit the defendants from soliciting proxies and shareholder support for the merger, to prohibit the defendants from distributing false and misleading information and to order the defendants to issue corrective disclosures.

The defendants believe that the allegations of the Gerber complaint are without merit and intend to vigorously contest the action.  There can be no assurance, however, that the defendants will be successful in the defense of the action.

On December 14, 2006, the United States District Court for the District of Delaware granted the defendants’ motion to transfer venue and ordered the transfer of the action to the United States District Court for the District of New Jersey.

In connection with the proposed merger, the Company filed a definitive proxy statement with the Securities and Exchange Commission on November 29, 2006.  INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.  Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov.  The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to the Company’s Investor Relations Department at investor.relations@metrologic.com.

The Company and certain executive officers and other members of management may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of the Company’s participants in the solicitation, which may be different from those of the Company’s shareholders generally, is set forth in the definitive proxy statement relating to the merger.